SUB-ITEM 77Q(1)(a):  Amendment to the By-Laws


Federated Income Securities Trust

Amendment #9
to the By-Laws

Effective August 25, 2003

	Insert the following into Article II, Power and Duties of Trustees and Officers, and renumber Section 10 as Section 11:

	Section 10. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules ("Attorney Conduct Rules") enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief Legal
Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct
Rules to another attorney or firm of attorneys.





SUB-ITEM 77Q(1)(e) Copies of Any New or Amended Registrant Investment Advisory Contract


INVESTMENT ADVISORY CONTRACT


	This Contract is made this 	1st day of December, 2002, between
Passport Research, L.P., a Pennsylvania limited partnership having its principal place of business in Pittsburgh, Pennsylvania (the
"Adviser"), Federated Income Securities Trust, a Delaware business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

	WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1.	The Trust hereby appoints Adviser as Investment Adviser for
each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2.	Adviser, in its supervision of the investments of each of
the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

	3.	Each Fund shall pay or cause to be paid all of its own
expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall pay to Adviser, for all services
rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5.	The net asset value of each Fund's Shares as used herein
will be calculated to the nearest 1/10th of one cent.

	6.	The Adviser may from time to time and for such periods as
it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for each Fund as of the date of
execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8.	Notwithstanding any provision in this Contract, it may be
terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	9.	This Contract may not be assigned by Adviser and shall
automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful misfeasance, bad faith, gross
negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at any time by agreement of
the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

	12.	The Adviser acknowledges that all sales literature for
investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13.	Adviser is hereby expressly put on notice of the limitation
of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular
Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

	14.	The Trust and the Funds are hereby expressly put on notice
of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain the security and confidentiality
of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part
248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17
CFR Sections 248.14, 248.15 and 248.13, respectively.

         16.	The parties hereto acknowledge that Federated Investors,
Inc., has reserved the right to grant the non-exclusive use of the name Federated Income Securities Trust or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name Federated Income Securities Trust. The name Federated Income Securities Trust will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors, Inc. and the Trust.

	17.	This Contract shall be construed in accordance with and
governed by the laws of the Commonwealth of Pennsylvania.

	18.	This Contract will become binding on the parties hereto
upon their execution of the attached exhibits to this Contract.




EXHIBIT A
to the
Investment Advisory Contract

Federated Capital Income Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Federated Income Securities Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th or of 0.75 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of December, 2002.



Federated Income Securities Trust




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



Passport Research, L.P.



By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President


	LIMITED POWER OF ATTORNEY


		KNOW ALL MEN BY THESE PRESENTS, dated as of December 1, 2002, that Federated Income Securities Trust, a business trust duly organized under the laws of the state of Delaware (the "Trust"), does hereby nominate, constitute and appoint Passport Research, L.P., a limited partnership duly organized under the laws of the Commonwealth of Pennsylvania (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 1, 2002, by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

		The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or
(iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

		The Trust hereby agrees to indemnify and save harmless the Adviser and its partners, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

		Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

		Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

		The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

		The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

		This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

		This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

		This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney.
Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

		IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Income Securities
Trust


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
1st day of December, 2002

Passport Research, L.P.


By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President



Schedule 1
to Limited Power of Attorney
dated as of December 1, 2002
by Federated Income Securities Trust
(the Trust "), acting on
behalf of each of the series portfolios
listed below, and appointing
Passport Research, L.P.
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Capital Income Fund





FEDERATED INCOME SECURITIES TRUST

SUB-ADVISORY AGREEMENT


	THIS AGREEMENT is made between Federated Investment Management Company, a Delaware business trust (hereinafter referred to as "Adviser") and Passport Research, L.P., a Pennsylvania limited partnership (hereinafter referred to as the "Sub-Adviser").

WITNESSETH:

	That the parties hereto, intending to be legally bound hereby agree as follows:

	1.	Sub-Adviser hereby agrees to furnish to Adviser in its
capacity as investment adviser to the Federated Capital Income Fund (the "Fund"), a portfolio of the Federated Income Securities Trust ("Trust"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund which may be offered in one or more classes of shares ("Classes"). Both Adviser and Sub-Adviser are registered as investment advisers under the Investment Advisers Act of 1940.

	2.	For its services under this Agreement, Sub-Adviser shall
receive from Adviser an annual fee, as set forth in the exhibit(s) hereto.

	The Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.

	3.	This Agreement shall begin for the Fund on the date that
the parties execute an exhibit to this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

	4.	Notwithstanding any provision in this Agreement, it may be
terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 ("Act") of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to this Agreement.



	5.	This Agreement shall automatically terminate:
		(a)	in the event of its assignment (as defined in the
Act); or
		(b)	in the event of termination of the Investment
Advisory Contract for any reason whatsoever.

	6.	So long as both Adviser and Sub-Adviser shall be legally
qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

	Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.

	7.	This Agreement may be amended from time to time by
agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

	8.	The services furnished by the Sub-Adviser hereunder are not
to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

	9.	Sub-Adviser agrees to maintain the security and
confidentiality of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.



Exhibit A

Federated Income Securities Trust

Sub-Advisory Contract
Federated Capital Income Fund


	For all services rendered by Sub-Adviser hereunder, Sub-Adviser shall receive from the Adviser an allocable portion of the Fund's investment advisory fee. Such allocation shall be based on the amount of foreign securities which Sub-Adviser is managing for the Fund. The Sub-Advisory Fee shall be accrued daily, and paid daily as set forth in the Investment Advisory Contract dated December 31, 1991.

	This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers this 1st day of December, 2002.



FEDERATED GLOBAL INVESTMENT
MANAGEMENT CORPORATION




By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President



PASSPORT RESEARCH, L.P.




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  Chairman



LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, dated as of December 1, 2002, that Federated Income Securities Trust, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the "Trust"), does hereby nominate, constitute and appoint Federated Global Investment Management Corporation, a business trust duly organized under the laws of the Delaware (the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Sub-Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 1, 2002, by and between the Sub-Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Sub-Advisory Contract").

	The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Investment Advisory Contract or
(iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment Sub-Adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Sub-Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Sub-Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

	Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Sub-Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Directors, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Sub-Adviser pursuant to the power or authority granted to the Sub-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Sub-Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Sub-Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Sub-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Sub-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Sub-Adviser will execute sufficient counterparts so that the Sub-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Income Securities
Trust


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
December 1, 2002

Federated Global Investment Management Corp.


By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President


Schedule 1
to Limited Power of Attorney
dated as of December 1, 2002
by Federated Income Securities Trust
(the Trust "), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Global Investment Management Corp.
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Capital Income Fund